Exhibit  16.1  -
                                      Letter re: Change of Certifying Accountant



MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
                 PCAOB REGISTERED


August 7, 2006



Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Ladies and Gentlemen:

This letter will confirm that we reviewed Item 4.01 of the Form 8-K of BioForce Nanosciences Holdings, Inc. dated August 7, 2006, captioned "Changes in Registrant's Certifying Accountant," and that we agree with the statements made therein as they relate to Moore & Associates, Chartered. We are not in a position to agree or disagree with the statements in Item 4.01 regarding the engagement of Chisholm Bierwolf & Nilson, LLC.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/S/  Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada






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